EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 1, 2022, with respect to the consolidated financial statements of TriState Capital Holdings, Inc., and the effectiveness of internal control over financial reporting, included herein in Amendment No. 1 to Raymond James Financial, Inc.’s Current Report on Form 8-K, which is incorporated herein by reference in the registration statements (Nos. 333-103280, 333-157516, 333-179683, 333-209628, 333-230065, 333-236605, 333-261647) on Form S-8 and (No. 333-256043) on Form S-3ASR of Raymond James Financial, Inc.

/s/ KPMG LLP

Pittsburgh, Pennsylvania
August 12, 2022